Exhibit 4.3

MITSUBISHI UFJ FINANCIAL GROUP, INC.

and

THE BANK OF NEW YORK MELLON

as Trustee

FIXED-TERM SUBORDINATED INDENTURE

Dated as of [            ]

i

CROSS REFERENCE SHEET

Cross-reference sheet of provisions of the Trust Indenture Act and this fixed-term subordinated indenture:

Section of the Act	Section of Fixed-Term Subordinated Indenture
310(a)(1) and (2)	5.08
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	5.09
311(a) and (b)	Incorporated by Section 318(c)
312(a)	3.07
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	5.15
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)	3.08
314(b)	Inapplicable
314(c)(1) and (2)	10.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	10.05
315(a), (c) and (d)	5.01
315(b)	4.11
315(e)	4.12
316(a)(1)	4.09
316(a)(2)	Inapplicable
316(b)	4.07
316(c)	Incorporated by Section 318(c)
317(a)	4.02, 4.04
317(b)	3.04
318(a)	10.06

Notes:

This cross-reference sheet shall not, for any purpose, be deemed to be a part of this indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated in this indenture automatically by Section 318(c) of the Trust Indenture Act.

THIS FIXED-TERM SUBORDINATED INDENTURE, dated as of [ ] between Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (the “Company”), and The Bank of New York Mellon, (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured and fixed-term subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Fixed-Term Subordinated Indenture, and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Fixed-Term Subordinated Indenture; and

WHEREAS, all things necessary to make this Fixed-Term Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in the form of Security or any indenture supplemental hereto, or unless the context otherwise clearly requires) for all purposes of this Fixed-Term Subordinated Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Fixed-Term Subordinated Indenture that are defined in the Trust Indenture Act or the definitions of which contained in the Securities Act are referred to in the Trust Indenture Act, including terms defined in the Trust Indenture Act by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Fixed-Term Subordinated Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in, as the context requires, the United States of America or Japan at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Fixed-Term Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Acceleration Event” shall have the meaning set forth in Section 4.01.

“Additional Amounts” shall have the meaning set forth in Section 3.05.

“Agent” means any of the Registrar, Paying Agent, Transfer Agent and/or Authenticating Agent.

“Applicable Banking Regulations” means the Banking Act of Japan (Act No. 59 of 1981, as amended) (the “Banking Act”), and any orders, rules, regulations, ordinances, public ministerial announcements,

guidelines and policies thereunder applicable at any time as the context may require under this Fixed-Term Subordinated Indenture, including, without limitation, the Public Ministerial Announcement (kokuji (No. 20 of the FSA Public Ministerial Announcement of 2006, as amended)) prescribing the capital adequacy regulations applicable to bank holding companies.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 5.12 to act on behalf of the Trustee to authenticate Securities.

“Authorized Agent” shall have the meaning set forth in Section 10.10.

“Bankruptcy Event” means a competent court in Japan having commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law.

“Bankruptcy Law” means the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended) or any successor legislation thereto.

“Board” means the Board of Directors of the Company or any committee of such Board or an authorized corporate executive (shikkou-yaku) duly authorized to act hereunder.

“Board Resolution” means one or more resolutions to have been duly adopted or consented to by the Board or an authorized committee of the Board or an authorized corporate executive (shikkou-yaku) and to be in full force and effect.

“Business Day” means, with respect to any Security, a day that in the city of the corporate trust office of the Trustee, and in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, and in any other city specified in an indenture supplemental hereto or in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close.

“Civil Rehabilitation Event” means a competent court in Japan having commenced civil rehabilitation proceedings with respect to the Company pursuant to the provisions of the Civil Rehabilitation Law.

“Civil Rehabilitation Law” means the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended) or any successor legislation thereto.

“Clearing Organization” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Clearing Organization by the Company pursuant to Section 2.03 until a successor Clearing Organization shall have become such pursuant to the applicable provisions of this Fixed-Term Subordinated Indenture, and thereafter “Clearing Organization” shall mean or include each Person who is then a Clearing Organization hereunder, and if at any time there is more than one such Person, “Clearing Organization” as used with respect to the Securities of any such series shall mean the Clearing Organization with respect to the Registered Global Securities of that series.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Fixed-Term Subordinated Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means Mitsubishi UFJ Financial Group, Inc., a joint stock corporation incorporated under the laws of Japan, and, subject to Article 8, its successors and assigns.

“Company Law” means the Company Law of Japan (Law No. 86 of 2005, as amended) or any successor legislation thereto.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, Paragraph 1 of the Civil Rehabilitation Law (or any successor provision thereto) to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Law (or any successor provision thereto), and the resolution of a civil rehabilitation plan shall be omitted.

“Corporate Reorganization Event” means a competent court in Japan having commenced corporate reorganization proceedings with respect to the Company pursuant to the provisions of the Corporate Reorganization Law.

“Corporate Reorganization Law” means the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended) or any successor legislation thereto.

“corporate trust office” means the office of the Trustee at which the corporate trust business of the Trustee in the United States shall, at any particular time, be principally administered, which office is, at the date as of which this Fixed-Term Subordinated Indenture is dated, located at 240 Greenwich Street, New York, NY 10286, United States of America with a mandatory copy to its Specified Corporate Trust Office, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Deposit Insurance Act” means the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) or any successor legislation thereto.

“Dollar” or “$” means the coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, its nominees, and their respective successors.

“DTC Procedures” shall have the meaning set forth in Section 2.12(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FATCA” shall have the meaning set forth in Section 3.05.

“Fixed-Term Subordinated Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Foreign Event” means the Company becoming subject to bankruptcy, corporate reorganization or civil rehabilitation proceedings or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan.

“FSA” means the Financial Services Agency of Japan or its successor regulatory authority.

“Holder”, “holder of Securities”, “Securityholder” or other similar terms mean the holder of any Security.

“Incorporated Provision” shall have the meaning set forth in Section 10.06.

“interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Japanese Taxes” shall have the meaning set forth in Section 3.05.

“Judgment Currency” shall have the meaning set forth in Section 4.13.

“New York Banking Day” shall have the meaning set forth in Section 4.13.

“Non-Viability Event” shall have the meaning set forth in Section 13.01.

“Non-Viability Write-Down” shall have the meaning set forth in Section 13.02.

“Officer’s Certificate” means a certificate (i) signed by any one Responsible Officer of the Company authorized by the Board to execute any such certificate and (ii) delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.05.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who shall be reasonably satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.05 hereof, if and to the extent required hereby.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Fixed-Term Subordinated Indenture, except:

(a) Securities theretofore cancelled by the Paying Agent or delivered to the Paying Agent for cancellation;

(b) Securities that have been cancelled in connection with a Non-Viability Write-Down pursuant to Section 13.02;

(c) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities (if the Company shall act as its own Paying Agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(d) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company).

In determining whether the holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Paying Agent” means (i) the paying and transfer agent for the Securities appointed pursuant to this Fixed-Term Subordinated Indenture, which initially shall be The Bank of New York Mellon, or (ii) such other paying and transfer agent as the Company shall specify to the Trustee as paying and transfer agent for the Securities or any series thereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any particular series, means the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated in Section 2.03.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”. For the avoidance of doubt, “premium” referred to in the previous sentence means amounts exceeding the face value of a Security payable by the Company to the Holders upon redemption or such other event provided for in a supplemental indenture or in a form of Security.

“Register” shall have the meaning set forth in Section 2.08(a).

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Clearing Organization for such series in accordance with Section 2.03 and bearing the legend prescribed by any applicable form of Security or supplemental indenture.

“Registered Security” means any Security registered on the Register.

“Registrar” shall have the meaning set forth in Section 2.08(a).

“Required Currency” shall have the meaning set forth in Section 4.13.

“Responsible Officer” when used with respect to the Trustee means any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Fixed-Term Subordinated Indenture. When used with respect to the Company, “Responsible Officer” means the chairman, representative corporate executive (daihyou shikkou-yaku), chief executive officer, president, chief operating officer, vice chairman, deputy president, chief financial officer, corporate executive vice president, corporate senior vice president, corporate executive (shikkou-yaku), group executive, executive officer, managing director, general manager, manager, vice president, or any other officer or assistant officer of the Company customarily performing functions similar to those performed by the persons who at the time shall be such officers.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” or “Securities” shall have the meaning stated in the first recital of this Fixed-Term Subordinated Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Fixed-Term Subordinated Indenture. If the Securities of any series incorporate stock acquisition rights, then the terms “Security” and “Securities” shall be deemed to include such stock acquisition rights.

“Senior Indebtedness” means all liabilities (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Law) of the

Company other than (i) liabilities under the Securities (except for liabilities which have been due and payable prior to the occurrence of the Subordination Event and remain unpaid) and (ii) any liabilities of the Company which rank, or are expressed to rank, effectively either pari passu with, or junior to, the liabilities under the Securities (except for liabilities which have been due and payable prior to the occurrence of the Subordination Event and remain unpaid).

“specially-related person of the Company” shall have the meaning set forth in Section 3.05.

“Special Taxation Measures Act” shall have the meaning set forth in Section 3.05.

“Specified Corporate Trust Office” means The Bank of New York Mellon, Singapore Branch located at One Temasek Avenue, #02-01 Millenia Tower, Singapore 039192, Attention: Global Corporate Trust – Mitsubishi UFJ Financial Group, Inc. (Fixed-Term Subordinated Indenture), facsimile: +65 6883 0338.

“Subordination Event” means either a Bankruptcy Event, a Corporate Reorganization Event, a Civil Rehabilitation Event or a Foreign Event.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, Paragraph 1 of the Civil Rehabilitation Law (or any successor provision thereto) to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Law (or any successor provision thereto) shall be omitted.

“Suspension Period” means the period commencing on the New York Banking Day immediately following the date on which the relevant Write-Down and Cancellation Notice is received by DTC (except that such period may commence on the second New York Banking Day immediately following the day on which the Write-Down and Cancellation Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures) and ending on the Write-Down Date.

“Tax Documentation” shall have the meaning set forth in Section 2.12.

“Tier 2 Capital” means any and all items constituting Tier 2 capital (for the avoidance of doubt, which exclude then applicable regulatory adjustments) under the applicable standards set forth in the Applicable Banking Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations.

“Trust Indenture Act” (except as otherwise provided in Article 7) means the United States Trust Indenture Act of 1939 as in force at the date as of which this Fixed-Term Subordinated Indenture was originally executed.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“Write-Down Date” shall have the meaning set forth in Section 13.01.

“Write-Down and Cancellation Notice” shall have the meaning set forth in Section 13.06.

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01 Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Fixed-Term Subordinated Indenture), including the form attached as Annex A hereto, as shall be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Fixed-Term Subordinated Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Fixed-Term Subordinated Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer or officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by his or their execution of such Securities.

Section 2.02 Form of Trustee’s Certification of Authentication. Subject to the provisions of Section 5.13, the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Fixed-Term Subordinated Indenture.

Dated:	THE BANK OF NEW YORK MELLON as Trustee

By:
Name:
Title:

Section 2.03 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Fixed-Term Subordinated Indenture is unlimited.

The Securities may be issued in one or more series, and unless provided for otherwise in the Security or in an indenture supplemental hereto, each such series of Securities, when issued, will constitute direct, unconditional and unsecured obligations of the Company and shall be subordinated to Senior Indebtedness and rank pari passu without any preference among themselves, and equally in right of payment with all of the existing and future unsecured, unconditional and fixed-term subordinated debt of the Company, and senior to all of the existing and future unsecured, conditional and perpetual subordinated debt of the Company (including the existing and future perpetual subordinated debt of the Company) and all classes of shares (including preferred shares, if any) of the Company); provided, however, that the Securities will be subject to a Non-Viability Write-Down upon the occurrence of a Non-Viability Event, as provided in Article 13.

There shall be established in or pursuant to a Board Resolution (which Board Resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Company authorized thereby) and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Fixed-Term Subordinated Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, Section 2.09, Section 2.11, Section 4.03 or Section 11.06);

(c) if other than Dollars, the coin or currency in which the Securities of that series are denominated;

(d) the date or dates, if any, on which the principal of the Securities of the series is payable;

(e) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates (in the case of Registered Securities) for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (subject to the provisions of Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h) the denominations in which Securities of the series shall be issuable;

(i) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings pursuant to Section 4.02;

(j) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

(k) if the principal of or interest on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(l) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

(m) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) and any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon;

(n) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(o) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(p) whether and under what circumstances the Company will pay additional amounts on the Securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether it will have the option to redeem those Securities rather than pay the additional amounts;

(q) any applicable selling restrictions;

(r) any other or different breaches, subordination events, modifications or elimination of any acceleration rights, or covenants with respect to the Securities of such series and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating attributes required for the Securities to be afforded certain capital treatment for regulatory or other purposes;

(s) any provisions for the discharge of the Company’s obligations relating to the Securities, if different from the provisions set forth herein;

(t) any write-down, write-up, conversion, exchange, bail-in or other provisions applicable to a particular series of Securities required by, relating to, or in connection with, applicable statutory, regulatory, judicial or other requirements of any relevant governmental or regulatory authority;

(u) the terms of the subordination or a write-down of the Securities of the series and any other provisions relevant to such subordination or write-down, if different from the terms and provisions set forth herein;

(v) whether a series of Securities may be reopened in a manner consistent with the terms of this Fixed-Term Subordinated Indenture, without the consent of the Holders of the Securities of such series, for increases in the aggregate principal amount of such series or for the establishment of additional terms with respect to the Securities of such series;

(w) whether the Securities of a series shall be excluded from participation with the Securities of other series or otherwise differentiated from the Securities of other series in relation to any matter in respect of which the Securities generally or Securities of more than one series are contemplated by this Fixed-Term Subordinated Indenture to act together or otherwise be treated or affected collectively; and

(x) any other terms of the series (which terms shall not be inconsistent with the provisions of this Fixed-Term Subordinated Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in any such indenture supplemental hereto.

Section 2.04 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Fixed-Term Subordinated Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by any one Responsible Officer of the Company authorized by the Board to execute any such order, without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Fixed-Term Subordinated Indenture in relation to such Securities the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Company;

(b) an executed supplemental indenture, if any;

(c) an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and Section 2.03, respectively and prepared in accordance with Section 10.05;

(d) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 2.01 and Section 2.03 in conformity with the provisions of this Fixed-Term Subordinated Indenture;

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company;

(iii) all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

(iv) covers such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05 Execution of Securities. The Securities shall be signed on behalf of the Company by one (or, if so specified in the indenture supplemental hereto or Board Resolution establishing the terms thereof, more than one) Responsible Officer of the Company, which Securities may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Fixed-Term Subordinated Indenture any such person was not such an officer.

Section 2.06 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Fixed-Term Subordinated Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Fixed-Term Subordinated Indenture.

Section 2.07 Form, Denomination and Date of Securities; Payments of Interest. (a) The Securities shall be issued as Registered Securities and in denominations as shall be specified as contemplated by Section 2.03. The Securities of any series shall be denominated in minimum principal amounts of $[ ] and in integral multiples of $[ ] in excess thereof, or such other denominations, integral multiples and currencies as the Company may designate in an indenture supplemental hereto or in or pursuant to a Board Resolution establishing the terms thereof and set forth in an Officer’s Certificate. The Securities shall be issuable as Registered Securities without coupons. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Responsible Officer of the Company executing the same may determine, as evidenced by such Responsible Officer’s execution of such Securities.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Fixed-Term Subordinated Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of DTC or any securities market in which the Securities are admitted to trading, or to conform to general usage, or as the Company may determine appropriate to provide notice of any provision of Japanese tax, banking or other laws or regulations.

(b) Each Security shall be dated the date of its authentication and shall bear interest from the date, and shall be payable on the dates which shall be specified as contemplated by Section 2.03.

(c) The Person in whose name any Registered Security of any series is registered on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to such record date and prior to such interest payment date, except if and to the extent the Company does not pay the interest due on such interest payment date for such series, in which case such unpaid interest shall be paid to the Persons in whose names Outstanding Securities are registered on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such previously unpaid interest) established by notice given by mail by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of previously unpaid interest) shall mean the date set forth on the reverse of the Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08 Registration, Transfer and Exchange of Securities. (a) The Company will keep books for the registration, transfer and exchange of the Securities at the Specified Corporate Trust Office of The Bank of New York Mellon, acting as the Company’s agent for such purposes (the “Registrar”). The Registrar shall also act as the transfer agent with respect to the transfer or exchange of the Securities or a beneficial interest in the Securities. The Bank of New York Mellon is hereby appointed by the Company, and accepts such appointment, as initial Registrar. The Registrar will keep a record of all Securities (the “Register”) at said office. The Register will show the amount of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the holders of the Securities and any payment instructions with respect thereto (if different from a holder’s registered address). The Registrar will also maintain a record which will include notations as to whether the Securities have been paid, written down or cancelled, and, in the case of mutilated, destroyed, stolen or lost Securities, whether such Securities have been replaced. In the case of the replacement of any of the Securities, such records will include notations of each Security so replaced, and the Security issued in replacement thereof. In the case of the write-down or the cancellation of any of the Securities, such records will include notations of each Security so written down or cancelled and the date on which such Security was written down or cancelled. The Registrar shall upon prior written request make the Register and such records available during normal office hours to the Company, or any Person authorized by the Company in writing, for inspection and for the taking of copies thereof or extracts therefrom, and, at the expense of the Company, the Registrar shall deliver to such Persons all lists of Securityholders, their addresses and amounts of such holdings as they may request.

The respective principal amounts of each Registered Global Security may be increased or decreased by endorsement on the Register by the Registrar of appropriate notations evidencing the dates and amounts of such increases and decreases in connection with transactions contemplated or permitted hereby.

The Register and the records referred to above shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

(b) Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute and the Trustee shall authenticate Securities and deliver in the name or names of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Company for the purpose as provided in Section 3.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of the Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Fixed-Term Subordinated Indenture, as the Securities surrendered upon such transfer or exchange.

(c) Transfer, registration and exchange shall be permitted as provided in this Section 2.08 without any charge to the Securityholder except for the expenses of delivery (if any) not made by regular mail (such delivery to be at the sole risk and expense of the transferee or holder, as applicable) and except, if the Company or the Trustee shall so require, the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto. Registration of the transfer of a Security by the Trustee shall be deemed to be the sole acknowledgment of such transfer on behalf of the Company.

Section 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement the applicant shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Fixed-Term Subordinated Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or in connection with any Non-Viability Write-Down, if surrendered to the Company or any agent of the Company or the Paying Agent, shall be delivered to the Registrar or Paying Agent, as applicable, for cancellation or, if surrendered to the Registrar or Paying Agent, as applicable, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Fixed-Term Subordinated Indenture. The Registrar or Paying Agent, as applicable, shall dispose of canceled Securities held by it in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition and, upon receipt of a prior written request from the Company, deliver a certificate of disposition to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Registrar or Paying Agent, as applicable, for cancellation. Any Write-Down and Cancellation Notice delivered to the Registrar or Paying Agent, as applicable, shall include an instruction to cancel the Securities subject to the Non-Viability Write-Down, and the Paying Agent or Registrar, as applicable, shall effect such cancellation.

Section 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Fixed-Term Subordinated Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Fixed-Term Subordinated Indenture as definitive Securities of such series unless otherwise established pursuant to Section 2.03.

Section 2.12 Japanese Withholding Tax. (a) In compliance with Japanese tax laws and the practices of tax authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Fixed-Term Subordinated Indenture or any supplemental indenture hereto, any Paying Agent shall act in accordance with “Working Draft of Operating Manual on Japanese Withholding Tax on Certain International Issues Held Through DTC” (as amended) as published by notice of DTC ( the “DTC Procedures”), if DTC is acting as Clearing Organization with respect to such series or with respect to depositary interests representing the Securities of such series, or in accordance with such other similar procedures as may be established by another Clearing Organization. Except as otherwise provided in this Fixed-Term Subordinated Indenture, any such Paying Agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures or such other procedures actually known by the Paying Agent, as applicable and as may be amended or modified and communicated to and, with respect to any such amendment or modification, agreed to by the Paying Agent from time to time, which agreement shall not unreasonably be withheld. Any such Paying Agent and the Company may rely on the information provided in the written application for tax exemption from Japanese withholding taxes and other documentation in the absence of actual knowledge to the contrary. If any interest payment on a series of Securities is due to be made hereunder and if and so long as payments of interest (if any) by the Company to any Paying Agent may be made without deduction or withholding for or on account of Japanese tax only upon receipt of certifications, written applications for tax exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant Paying Agent at the direction of the Company shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series of Securities have been issued); (ii) provide any required confirmations of information available to it; and (iii) promptly and no later than one business day in Japan prior to the relevant interest payment date deliver such Tax Documentation so received to the Company for filing with the relevant tax office. Any such Paying Agent may rely on the information provided in Tax Documentation (including where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect. Neither the Company nor the Paying Agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.

(b) If a Holder of the Securities or the holder of a depositary interest representing the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese tax authorities, then the Company or the Paying Agent acting at the direction of the Company may, to the extent reasonably practicable and to the extent not prohibited by Japanese tax law, repay the amount withheld (after deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the Holder.

(c) If (i) subsequent to making a payment on the Securities without withholding or deduction of Japanese taxes, the Company is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the Securities) shall be required to reimburse the Company, in Japanese yen, for the amount remitted by the Company to the Japanese taxing authority. The Company shall notify, directly or through a Paying Agent or relevant Clearing Organization, such beneficial owner of the amount to be reimbursed to the Company.

(d) The Paying Agent shall furnish forms of certifications to Securityholders upon request, only if the Securities are in certificated or definitive form, subject to receiving such forms of certifications from the Company, and shall use reasonable efforts to assist Securityholders in claiming available exemptions, but shall not be liable for a Securityholder’s failure to qualify for such an exemption. Based on the Tax Documentation received, the Paying Agent will make the appropriate calculations of interest payable after making the relevant deductions in accordance with this Section 2.12. The Paying Agent will remit all amounts of tax withheld under this Section 2.12 to or to the order of the Company as soon as reasonably practicable in order to enable the Company to make the necessary payments to the relevant tax office in accordance with applicable laws and regulations. The Paying Agent shall retain copies of tax documentation for a period of five years [(as calculated under Japanese tax law)] and shall make such documentation available for inspection by the Company and any relevant tax authorities in Japan upon written request given in reasonable notice from the Company.

Section 2.13 CUSIP Numbers, ISIN Numbers and Common Codes. The Company in issuing the Securities may use CUSIP numbers, ISIN numbers and Common Codes if then generally in use, and, if so, the Trustee shall use CUSIP numbers, ISIN numbers and Common Codes in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers, ISIN numbers or Common Codes.

ARTICLE 3

COVENANTS OF THE COMPANY

Section 3.01 Payment of Principal and Interest. The Company covenants and agrees for the benefit of each series of Securities (subject to the Non-Viability Write-Down provisions in Article 13) that it will duly and punctually pay or cause to be paid on the relevant payment date (and in any event no later than 10:00 a.m., New York City time, on the due date for payment) the principal of, and interest on, each of the Securities of such series (together with any Additional Amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the interest on Securities (together with any Additional Amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Company, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Company (in the case of Registered Securities) or at such other addresses as may be specified in the written orders of the Holders. The Trustee shall not be responsible in any manner whatsoever to pay any administrative costs imposed by banks in connection with the making of any payments by wire transfer.

The interest, if any, due in respect of any temporary or definitive Security, together with any Additional Amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable, subject to the conditions set forth in Section 3.05, only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.

Section 3.02 Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Company will maintain in each Place of Payment the following for each series: an office or agency (a) where the Securities may be presented or surrendered for payment, (b) where Registered Securities may be presented or surrendered for registration of transfer and for exchange as provided in this Fixed-Term Subordinated Indenture and (c) where notices and demands to or upon the Company in respect of the Securities or of this Fixed-Term Subordinated Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Company hereby initially designates the specified office as of the Paying Agent the office to be maintained by it for each such purpose in relation to Registered Securities. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, surrenders and demands may be made and notices may be served at the corporate trust office. The Company may from time to time designate one or more offices or agencies (in addition to or in lieu of the office or agency established pursuant to the preceding paragraph) where the Securities of a series may be presented or surrendered for payment and where Registered Securities of that series may be presented or surrendered for registration of transfer or for exchange as provided in this Fixed-Term Subordinated Indenture, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04 Paying Agents. The Bank of New York Mellon is hereby appointed by the Company, and accepts such appointment, as initial Paying Agent. The initial Paying Agent hereby agrees, and whenever the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee, and that it will pay the principal of, and interest on, each series of Securities as provided in this Fixed-Term Subordinated Indenture,

(b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.04(b) above.

The Company will, by 10:00 a.m., New York City time, on each due date of the principal of or interest on the Securities of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 9.03 and Section 9.04.

Section 3.05 Additional Amounts. All payments of principal and interest in respect of the Securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese Taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the holder of each Security such additional amounts (all such amounts being referred to herein as “Additional Amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such Security in the absence of such withholding or deduction, provided that, no such Additional Amounts shall be payable in relation to any such withholding or deduction in respect of any Security:

(a) to or on behalf of a Securityholder or beneficial owner of a Security who is liable for such Japanese Taxes in respect of such Security by reason of its having some connection with Japan other than the mere holding of such Security and the receipt of any payments in respect thereof or enforcement of rights in respect thereof; or

(b) to or on behalf of a Securityholder or beneficial owner of a Security (i) who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Company, the Trustee or a Paying Agent, as appropriate, or (ii) whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant Clearing Organization to the Trustee or a Paying Agent, as appropriate; or

(c) to or on behalf of a Securityholder or beneficial owner of a Security who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) who complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the Trustee or a Paying Agent, as appropriate, of its status as not being subject to Japanese Taxes to be withheld or deducted by the Company, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant Security through a payment handling agent in Japan appointed by it); or

(d) to or on behalf of a Securityholder or beneficial owner of a Security who is a non-resident of Japan or a non-Japanese corporation that is a person who has a special relationship with the Company within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”) (a “specially-related person of the Company”); or

(e) to or on behalf of a Securityholder or beneficial owner of a Security who presents a Security for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that such Securityholder or beneficial owner of a Security would have been entitled to such Additional Amounts on presenting the same on any date during such 30-day period; or

(f) to or on behalf of a Securityholder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the Holder of such Security; or

(g) in any case that is a combination of any of (a) through (f) above.

In addition, no Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version of such Sections), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

Where a Security is held through a participant of a Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner of a Security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Japanese financial institution (a “Designated Financial Institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended) (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a Security must, at the time of entrusting a Participant with the custody of the relevant Security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner of a Security is exempted from the requirement for Japanese Taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner of a Security ceases to be so exempted, including the case where the relevant beneficial owner of the Security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company.

Where a Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese Taxes, if the relevant beneficial owner of a Security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of the Company or (ii) a Designated Financial Institution, all in accordance with the Act, such beneficial owner of a Security must, prior to each date on which it receives interest, submit to the Company, the Trustee or a Paying Agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in the form obtainable from the Company, the Trustee or any Paying Agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a Security, the title of the Securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a Security is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

By subscribing for the Security, a Securityholder will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Company or (ii) a Designated Financial Institution.

As used herein, the “Relevant Date” means the date on which any payment in respect of a Security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Securityholders in accordance with this Fixed-Term Subordinated Indenture.

The obligation to pay Additional Amounts shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the Securities; provided that, except as otherwise set forth in the Securities and this Fixed-Term Subordinated Indenture, the Company shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to this Fixed-Term Subordinated Indenture or as a consequence of the issuance of the Securities.

Whenever in this Fixed-Term Subordinated Indenture there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any Security, such mention shall be deemed to include the payment of Additional Amounts provided for in this Section 3.05, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 3.05, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in other provisions hereof where such express mention is not made.

Section 3.06 Certificate of the Company. So long as any Securities are Outstanding under this Fixed-Term Subordinated Indenture, the Company will furnish to the Trustee within 120 days of the end of the Company’s fiscal year each year (beginning with the year following the first issuance of any Securities pursuant to this Fixed-Term Subordinated Indenture) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the

Company’s compliance with all conditions and covenants under this Fixed-Term Subordinated Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Fixed-Term Subordinated Indenture).

Section 3.07 Securityholders Lists. If and so long as the Trustee shall not be the Registrar for the Securities of any series, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.08 Reports by the Company. The Company covenants to file with the Trustee, within 30 days after the Company files the same with the Commission, copies of any annual reports and of the information, documents and other reports that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act so long as any Securities are Outstanding hereunder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.09 Statement by Officers as to Acceleration Event or Breach. The Company shall deliver to the Trustee, reasonably promptly after the Company becomes aware of the occurrence of any Acceleration Event or any event which, with notice or the lapse of time or both, would constitute a breach, an Officer’s Certificate setting forth the details of such Acceleration Event or event that could lead to a breach and the action which the Company proposes to take with respect thereto.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON ACCELERATION EVENT

Section 4.01 Acceleration Event, Limited Rights of Acceleration. Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, “Acceleration Event”, with respect to Securities of any series wherever used herein, means the occurrence and continuation of a Subordination Event.

If a court of competent jurisdiction shall (i) rescind or terminate a bankruptcy action with respect to the Company without a distribution of assets pursuant to the Bankruptcy Law, (ii) rescind or terminate a corporate reorganization proceeding with respect to the Company without approving the corporate reorganization plan pursuant to the Corporate Reorganization Law or (iii) rescind or terminate a civil rehabilitation proceeding with respect to the Company without approving the civil rehabilitation plan, or a Summary Rehabilitation Order or Consent Rehabilitation Order is issued, pursuant to the Civil Rehabilitation Law, and in each case of (i), (ii) or (iii), any other Subordination Event has not occurred or is not continuing at the time of the relevant determination by the court, then such Acceleration Event shall have the same effect as if it had not occurred.

If payment of the entire principal and interest accrued thereon with respect to a series of Securities has been declared due and payable pursuant to the next paragraph below but the Acceleration Event has been rescinded or terminated pursuant to the foregoing sentence, then the holders of majority in aggregate principal amount of all the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration that payment of the entire principal and interest accrued thereon with respect to such series of Securities are due and payable.

Unless otherwise set forth in any applicable supplemental indenture, or in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, if an Acceleration Event occurs and is continuing with respect to a series, then, and in each and every such case, unless the principal of all of the Securities of such series has already become due and payable, and provided that no Non-Viability Event has occurred, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, subject to the subordination provisions of Article 12. Except as provided above, neither the Trustee nor the Securityholders will have any right to accelerate any payment of principal or interest in respect of the Securities, and no other event shall constitute an event of default.

For all purposes under this Fixed-Term Subordinated Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

The acceleration set forth in this Section 4.01 will not arise upon a breach by the Company in the payment of principal of or interest on the Securities of any series or upon a breach by the Company in the performance or observance of any covenant, condition or provision contained in this Fixed-Term Subordinated Indenture or the Securities of any series or upon the occurrence of any other event in relation to the Securities of any series other than a Subordination Event.

Section 4.02 Trustee May File Proof of Claim. Subject to the provisions of subordination or Non-Viability Write-Down set forth in this Fixed-Term Subordinated Indenture or related provisions of the Securities, in case there shall be pending judicial proceedings relative to the Company or any other obligor upon the Securities under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy, civil rehabilitation, reorganization or insolvency, or a liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such judicial proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, and its agents, attorneys and counsel, and for reimbursement of all liabilities and reasonable expenses incurred, and all advances made, by the Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee or receiver or standby receiver in arrangement, reorganization, liquidation or other bankruptcy, civil rehabilitation, reorganization or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, and its agents, attorneys and counsel, and all other liabilities and reasonable expenses incurred, and all advances made, by the Trustee except as a result of negligence, bad faith or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Fixed-Term Subordinated Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and its respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Fixed-Term Subordinated Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

For the avoidance of doubt, nothing in this Section 4.02 shall be construed to impair the effectiveness of the provisions of subordination or Non-Viability Write-Down set forth in this Fixed-Term Subordinated Indenture or related provisions of the Securities.

Section 4.03 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied, subject to Articles 12 and 13 hereof, in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses (including indemnity payments) applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee, any Paying Agent, the Registrar and their respective agents and attorneys and of all liabilities and reasonable expenses incurred, and all advances made, by the Trustee, and any Agent except as a result of negligence, bad faith or willful misconduct;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in breach in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 4.04 Suits for Enforcement. In case an Acceleration Event or a breach has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Fixed-Term Subordinated Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Fixed-Term Subordinated Indenture or in aid of the exercise of any power granted in this Fixed-Term Subordinated Indenture or to enforce any other legal or equitable right vested in the Trustee by this Fixed-Term Subordinated Indenture or by law.

Subject to the acceleration provisions herein, unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, a “breach” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing: (a) the Company’s failure to pay when due interest or principal in respect of any of the Securities and the continuance of any such failure for a period of 30 days after the date when due, unless the Company shall have cured such failure by payment within such period, (b) the Company’s failure to duly perform or observe any other term, covenant or agreement contained in any of the Securities of such series or in this Fixed-Term Subordinated Indenture in respect of the Securities of such series for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given first to the Company (and to the Trustee in the case of notice by the Holders referred to below) by the Trustee or Holders of at least 25% in principal amount of the then Outstanding Securities of such series (such notification must specify the breach, demand that it be remedied and state that the notification is a “Notice of Breach” hereunder), or (c) any other breach provided in the supplemental indenture or in or pursuant to a Board Resolution (and set forth in an Officer’s Certificate) under which such series of Securities is issued or in the form of Security for such series.

Section 4.05 Restoration of Rights on Abandonment of Proceeding. In case the Trustee or any Holder of a Security shall have proceeded to enforce any right under this Fixed-Term Subordinated Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Securityholder, then and in every such case the Company and the Trustee or such Securityholder shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.06 Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Fixed-Term Subordinated Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Fixed-Term Subordinated Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of the breach and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (each such series treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity and/or security to its satisfaction as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security satisfactory to it shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Fixed-Term Subordinated Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Fixed-Term Subordinated Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Fixed-Term Subordinated Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security (subject to Section 3.01 hereof) on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Notwithstanding the foregoing, by purchasing or acquiring the Securities, the Holders of Securities agree to the limitations, suspension and waiver of rights triggered by an event triggering any Non-Viability Write-Down and subordination. For the avoidance of doubt, nothing in this Section 4.07 shall be construed to impair the effectiveness of the provisions of subordination or Non-Viability Write-Down set forth in this Fixed-Term Subordinated Indenture or related provisions of the Securities.

Section 4.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Acceleration or Breach. Except as provided in Section 4.06 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Acceleration Event or a breach occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Acceleration Event or a breach or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Fixed-Term Subordinated Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.09 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Fixed-Term Subordinated Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Fixed-Term Subordinated Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Fixed-Term Subordinated Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10 Waiver of Past Breach. Prior to the acceleration of the maturity of any Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which a breach shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past breach and its consequences, except a breach in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon.

Upon any such waiver, such breach shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Fixed-Term Subordinated Indenture; but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon.

Section 4.11 Trustee to Give Notice of Acceleration Event or Breach, But May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders of any series, in the case of Registered Securities as the names and addresses of such Holders appear on the Register, notice by mail (or by other means provided in a supplemental indenture hereto or in or pursuant to the Board Resolution (and set forth in an Officer’s Certificate) under which such series of Securities is issued or in the form of Security for such series) of an Acceleration Event or all events which could lead to a breach known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such Acceleration Event or all events which could lead to a breach have been cured before the giving of such notice; provided that, except in the case of a breach in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 4.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Fixed-Term Subordinated Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Fixed-Term Subordinated Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

Section 4.13 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law and subject to the subordination provisions in Article 12 and the write-down provisions in Article 13, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day following the date on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Fixed-Term Subordinated Indenture to make payments in the Required Currency, which shall be due and payable upon the loss calculation date set forth in preceding clause (a), (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Fixed-Term Subordinated Indenture. If the Judgment Currency so purchased are greater than the sum originally due in the Required Currency hereunder, the Trustee shall pay to the Company an amount equal to the excess of the Judgment Currency so purchased over the sum originally due in the Required Currency hereunder in accordance with a written request from the Company stating the amount of the excess. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01 Duties and Responsibilities of the Trustee; Upon Acceleration Event or Breach; Prior to Acceleration Event or Breach. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Acceleration Event or a breach with respect to the Securities of a particular series and after the curing or waiving of all breaches which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Fixed-Term Subordinated Indenture. In case an Acceleration Event or a breach with respect to the Securities of a series has occurred (which breach has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Fixed-Term Subordinated Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Fixed-Term Subordinated Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Acceleration Event or a breach with respect to the Securities of any series and after the curing or waiving of all breaches with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Fixed-Term Subordinated Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Fixed-Term Subordinated Indenture, and no implied covenants or obligations shall be read into this Fixed-Term Subordinated Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming with the requirements of this Fixed-Term Subordinated Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Fixed-Term Subordinated Indenture (but need not confirm or investigate the accuracy of the mathematical calculations therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 (including, but not limited to, instructions given to it by any Holders that are deemed null and void and of no further effect following a Non-Viability Event) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Fixed-Term Subordinated Indenture.

None of the provisions contained in this Fixed-Term Subordinated Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Section 5.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 5.01:

(a) in the absence of negligence, bad faith or willful misconduct on its part, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by a Responsible Officer of the Company;

(c) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Fixed-Term Subordinated Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Fixed-Term Subordinated Indenture, unless the requisite number of Securityholders shall have instructed the Trustee in writing in accordance with this Fixed-Term Subordinated Indenture and offered to the Trustee security and/or indemnity to its satisfaction against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Fixed-Term Subordinated Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that the Trustee may require security and/or indemnity to its satisfaction against such expenses or liabilities as a condition to proceeding;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Acceleration Event or breach unless written notice of any event which is in fact such an Acceleration Event or breach is received by the Trustee at the address specified in Section 10.04, and such notice references the Securities and this Fixed-Term Subordinated Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Fixed-Term Subordinated Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but no limited to, loss of profit), whether or not foreseeable, irrespective of whether the Trustee has advised of the likelihood of such loss or damage and regardless of the form of action; the provisions of this Section 5.02(l) shall survive the termination or discharge of this Fixed-Term Subordinated Indenture and the resignation or removal of the Trustee;

(m) the Trustee shall not be under any duty to determine, calculate or verify any amount payable to Holders under this Fixed-Term Subordinated Indenture (including any write-down amounts) and with regard to the Securities and the Trustee will not be responsible to the Holders or any other person for any loss or liability arising from any failure by it to do so;

(n) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Fixed-Term Subordinated Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances; and

(o) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

Section 5.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Fixed-Term Subordinated Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 5.04 Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 5.05 Moneys Held by Trustee. Subject to the provisions of Section 9.03, Section 12.13, and Section 13.07 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company.

Section 5.06 Compensation and Indemnification of Trustee and its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Fixed-Term Subordinated Indenture (including, subject to Section 5.02(g) hereof, the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee and each predecessor trustee (and their respective officers, employees, directors and agents) for, and to hold it harmless against, any loss, liability or expense (including taxes other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of this Fixed-Term Subordinated Indenture or the trusts hereunder and the performance of its duties hereunder, including the reasonable costs and expenses (including the reasonable charges and expenses of its agents and counsel) of defending itself against or investigating any claim of liability arising out of or in connection with the same, except to the extent such loss, liability or expense is due to the negligence, bad faith or willful misconduct of the Trustee, its officers, directors, agents or employees or such predecessor trustee. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Fixed-Term Subordinated Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Acceleration Event or breach, the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

Section 5.07 Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Section 5.01 and Section 5.02, whenever in the administration of the trusts of this Fixed-Term Subordinated Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or an Opinion of Counsel delivered to the Trustee, and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Fixed-Term Subordinated Indenture to the extent of the Trustee’s reliance thereupon.

Section 5.08 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or any trustee hereafter appointed shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 5.09.

Section 5.09 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 60 days written notice of resignation to the Company and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Register or otherwise providing notice to Holders in the manner applicable to the Securities of each series. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by duly authorized written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation or removal, as the case may be, the resigning trustee may, on behalf of and at the expense of the Company, appoint its own successor, or the resigning trustee (at the expense of the Company) or the Company may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company shall remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by duly authorized written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.03, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as (i) shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (ii) shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and (iii) shall add to or change any of the provisions of this Fixed-Term Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures; and upon the execution and delivery of such supplemental indenture the resignation or removal of the predecessor trustee shall become effective to the extent provided therein and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.03, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee for the Securities of any series is eligible pursuant to Section 5.08 hereof.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Company shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Register or shall otherwise provide notice thereof to Holders in the manner applicable to the Securities of each series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Company fails to mail or provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed or provided at the expense of the Company.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Fixed-Term Subordinated Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Fixed-Term Subordinated Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12 Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Section 5.13 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Fixed-Term Subordinated Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Fixed-Term Subordinated Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Register of the Company.

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such reasonable compensation for its services under this Section as may be agreed between the Company and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Fixed-Term Subordinated Indenture.

[●], as Authenticating Agent

By:
Name:
Title:

Section 5.14 Compliance with FATCA. (a) Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each Party shall, within ten business days of a written request by another Party, supply to that other Party such forms, documentation and other information relating to it, its operations, or any Securities as that other Party reasonably requests for the purposes of that other Party’s compliance with Applicable Law and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this Section 5.14(a) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

(b) Notice of Possible Withholding Under FATCA. The Company shall notify each of the Trustee and the Agents if it determines that any payment to be made by the Trustee or the Agents under any Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Company’s obligation under this Section 5.14(b) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, such Securities, or both.

(c) Right to Withhold. Notwithstanding any other provision of this Fixed-Term Subordinated Indenture, each of the Trustee and the Agents shall be entitled to make a deduction or withholding from any payment which it makes under any Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee or the Agents shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 5.14(c).

(d) Issuer Right to Redirect. If the Company determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to the Trustee or the Agents on any Securities, then the Company will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Fixed-Term Subordinated Indenture. The Company will promptly notify the Agents and the Trustee of any such redirection or reorganization. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 5.14(d).

For purposes of this Section 5.14, defined terms have the following meanings:

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any Party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Party” means the Company, the Trustee or the Agents.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

Section 5.15 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before April 1 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with any securities exchange in the United States on which any Securities are listed, with the Commission and with the Company.

ARTICLE 6

CONCERNING THE SECURITYHOLDERS

Section 6.01 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Fixed-Term Subordinated Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Fixed-Term Subordinated Indenture and (subject to Section 5.01 and Section 5.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Section 6.02 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections Section 5.01 and Section 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.03 Holders to be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Fixed-Term Subordinated Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.04 Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Fixed-Term Subordinated Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities in respect of which a Responsible Officer of the Trustee has received written notice to the effect that such Securities are so owned shall be so disregarded. Securities held by any depositary or other custodial arrangement established by or on behalf of the Company shall be regarded as Outstanding if the beneficial interest therein is not owned by the Company or any other obligor on such Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Securities. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Section 5.01 and Section 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Fixed-Term Subordinated Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the corporate trust office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Fixed-Term Subordinated Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

SUPPLEMENTAL FIXED-TERM SUBORDINATED INDENTURES

Section 7.01 Supplemental Fixed-Term Subordinated Indentures Without Consent of Securityholders. The Company, when authorized by a Board Resolution (which Board Resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Company authorized thereby), and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another legal entity to the Company, or successive successions, and the assumption by the successor legal entity of the covenants, agreements and obligations of the Company pursuant to Article 8;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a failure by the Company to comply with any such additional covenants, restrictions, conditions or provisions a breach permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that a breach of any such additional covenant, restriction, condition or provision may not be a basis for acceleration;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to correct any manifest error contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Fixed-Term Subordinated Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(d) to add to, change or eliminate any of the provisions of this Fixed-Term Subordinated Indenture, provided, however, that any such addition, change or elimination shall not adversely affect the interests of the holders of any Outstanding series of Securities in any material respect;

(e) to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 2.03;

(f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Fixed-Term Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10;

(g) remove, amend or modify the non-viability write down provisions; provided, however, that such removal, amendment or modification does not adversely affect the interests of the holders of the Securities in any material respect or the treatment of the Securities as the Company’s Tier 2 Capital; and

(h) effect any changes in a manner necessary to comply with the procedures of DTC, Euroclear or Clearstream or any applicable clearing system.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Fixed-Term Subordinated Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02 Supplemental Fixed-Term Subordinated Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (with each such series voting as one class), the Company, when authorized by a resolution of its Board (which resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Company authorized thereby), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Fixed-Term Subordinated Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security or of any installment of principal of any such Security, (ii) reduce the principal amount thereof (other than upon the occurrence of a Non-Viability Event or a Subordination Event), (iii) reduce the rate or extend the time of payment of interest thereon (other than upon the occurrence of a Non-Viability Event or a Subordination Event), (iv) reduce any amount payable on redemption thereof (other than upon the occurrence of a Non-Viability Event or a Subordination Event), (v) change the currency or other terms in or under which the principal (including any amount of original issue discount) premium, or interest on the Security is payable, (vi)

change the Company’s obligations to pay any Additional Amounts for any tax, assessment or governmental charge withheld or deducted, if any, (vii) modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the Securities of any particular series pursuant to Sections 12.01 and 12.02, (viii) remove, amend or modify the non-viability write down provisions in a manner not permitted to be accomplished without obtaining the consent of the Holders, (ix) impair the right of any Holder to institute suit for any payment on any Security when due, or (x) reduce the percentage of Securities of any series or class, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

Notwithstanding anything else contained in this Fixed-Term Subordinated Indenture, no amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness shall be made to the provisions of Section 12.01, Section 12.02 or Section 12.03 or those providing for the subordination of any Securities in the relevant supplemental indenture. No such amendment or modification shall in any event be effective against any such creditor of Senior Indebtedness.

A supplemental indenture which changes or eliminates any covenant or other provision of this Fixed-Term Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Fixed-Term Subordinated Indenture of the holders of Securities of any other series.

Upon the request of the Company, accompanied by a copy of the Board Resolution (which Board Resolution may provide general authorization for such action and may provide that the specific terms of such action may be determined by officers of the Company authorized thereby) certified by a Responsible Officer of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Fixed-Term Subordinated Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee, at the expense of the Company, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with regard to any such supplemental indenture. The Trustee shall be entitled to conclusively rely upon such Officer’s Certificate and Opinion of Counsel in entering into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice thereof by (a) first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the Register of the Company or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03 Effect of Supplemental Fixed-Term Subordinated Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Fixed-Term Subordinated Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Fixed-Term Subordinated Indenture of the Trustee, the Company and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Fixed-Term Subordinated Indenture for any and all purposes.

Section 7.04 Documents to be Given to Trustee. The Trustee, subject to the provisions of Section 5.01 and Section 5.02, shall be entitled to receive, in addition to the documents required by Section 10.05, an Officer’s Certificate and an Opinion of Counsel each stating that, and as conclusive evidence that, any supplemental indenture executed pursuant to this Article 7 complies with the applicable provisions of this Fixed-Term Subordinated Indenture.

Section 7.05 Notation on Securities in Respect of Supplemental Fixed-Term Subordinated Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Board, to any modification of this Fixed-Term Subordinated Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.06 Prior Confirmation of FSA. Prior to the Company entering into an indenture or indentures supplemental hereto for the purpose of removing, modifying or amending any principal term of an Outstanding Security in accordance with this Section, the Company shall obtain the prior confirmation of the FSA, if such prior confirmation is required under the Applicable Banking Regulations.

Section 7.07 Conformity with the Trust Indenture Act of 1939. Every supplemental indenture executed pursuant to this Article 7 shall conform to the requirements of the Trust Indenture Act of 1939 as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01 Company May Consolidate, etc., on Certain Terms. The Company covenants that it will not merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets, in one or more related transactions, to another Person, other than consolidation, merger, sale, assignment, transfer, lease or conveyance which results in the Company being the surviving party, unless:

(a) the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a joint stock company (kabushiki kaisha) organized and existing under the laws of Japan and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all Securities and the performance of every covenant of this Fixed-Term Subordinated Indenture on the part of the Company to be performed or observed; and

(b) immediately after giving effect to such transaction, no Acceleration Event shall have occurred and be continuing.

The Company shall deliver to the Trustee before the consummation of such proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that (i) such merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture, comply with this Fixed-Term Subordinated Indenture, (ii) the surviving Person has duly executed and delivered the supplemental indenture and (iii) such supplemental indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel.

Section 8.02 Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor legal entity, such successor legal entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor legal entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor legal entity instead of the Company and subject to all the terms, conditions and limitations in this Fixed-Term Subordinated Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor legal entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Fixed-Term Subordinated Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Fixed-Term Subordinated Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor legal entity which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Fixed-Term Subordinated Indenture and the Securities and may be liquidated and dissolved.

Section 8.03 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Section 5.01 and Section 5.02, shall be entitled to receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Fixed-Term Subordinated Indenture.

ARTICLE 9

SATISFACTION AND DISCHARGE OF FIXED-TERM SUBORDINATED INDENTURE;

UNCLAIMED MONEYS

Section 9.01 Satisfaction and Discharge of Fixed-Term Subordinated Indenture. When (i) the Company has paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable or (ii) the Company has delivered to the Trustee, the Paying Agent or Registrar, as applicable for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) all Securities of a series Outstanding under this Fixed-Term Subordinated Indenture shall have been canceled in connection with a Non-Viability Write-Down pursuant to Article 13, then this Fixed-Term Subordinated Indenture shall cease to be of further effect with respect to Securities of such series, and the Trustee, on prior written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Fixed-Term Subordinated Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Fixed-Term Subordinated Indenture or the Securities of such series.

Section 9.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.03, all moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee of all sums due and to become due thereon for principal and interest pursuant to such Securities and this Fixed-Term Subordinated Indenture; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Fixed-Term Subordinated Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Fixed-Term Subordinated Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.04 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the prior written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such Paying Agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Fixed-Term Subordinated Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02 Provisions of Fixed-Term Subordinated Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Fixed-Term Subordinated Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors, the Holders of Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Fixed-Term Subordinated Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of Senior Indebtedness and of the Holders of the Securities.

Section 10.03 Successors and Assigns of Company Bound by Fixed-Term Subordinated Indenture. All the covenants, stipulations, promises and agreements in this Fixed-Term Subordinated Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.04 Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Fixed-Term Subordinated Indenture is required or permitted to be given or served by the Trustee or the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class or similar class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Mitsubishi UFJ Financial Group, Inc. at the following address:

Mitsubishi UFJ Financial Group, Inc.

[7-1, Marunouchi 2-chome, Chiyoda-ku

Tokyo 100-8330, Japan]

[Attention:	Financial Planning Division]

Email: [senior_debt_pf@mufg.jp]

Fax:	[+81-3-3240-6949]

Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its corporate trust office (until another address of the Trustee is filed by the Trustee with the Company and notified by the Trustee to Holders) at:

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

Attention:	Global Corporate Trust – Mitsubishi UFJ Financial Group, Inc.

Facsimile:	+ 1 212 815 5915

With a mandatory copy to:

The Bank of New York Mellon, Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower

Singapore 039192

Attention:	Global Corporate Trust –
Mitsubishi UFJ Financial Group, Inc.

Email:	Ctsingaporegcs@bnymellon.com,
Ctsingaporegca@bnymellon.com
Facsimile:	+65 6883 0338

Where this Fixed-Term Subordinated Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Fixed-Term Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Fixed-Term Subordinated Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Any notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of the Clearing Organization. Any such notice shall be deemed to have been delivered on the day such notice is delivered to the Clearing Organization, or if by mail, when so sent or deposited.

Section 10.05 Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Fixed-Term Subordinated Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Fixed-Term Subordinated Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

All such Officer’s Certificates and Opinions of Counsel shall be in English or accompanied by a certified translation.

Each certificate or opinion provided for in this Fixed-Term Subordinated Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Fixed-Term Subordinated Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer of officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 10.06 Conflict of any Provision of Fixed-Term Subordinated Indenture with Trust Indenture Act. If and to the extent that any provision of this Fixed-Term Subordinated Indenture limits, qualifies or conflicts with another provision included in this Fixed-Term Subordinated Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 10.07 New York Law to Govern. This Fixed-Term Subordinated Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 10.08 Counterparts. This Fixed-Term Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10.09 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.10 Submission To Jurisdiction. To the fullest extent permitted by applicable law, the Company irrevocably submits the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Fixed-Term Subordinated Indenture and the Securities, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Mitsubishi UFJ Financial Group, Attention: General Manager, with offices currently at 1251 Avenue of the Americas, 43rd Floor, New York, NY 10020 (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to it mailed by first class mail or delivered to the Company shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Fixed-Term Subordinated Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section 10.10 are intended to be effective upon the execution of this Fixed-Term Subordinated Indenture without any further action by the Company or the Trustee and the introduction of a true copy of this Fixed-Term Subordinated Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 10.11 Non-Business Day. Unless otherwise specified in any applicable supplemental indenture, in any case where the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03 shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Fixed-Term Subordinated Indenture or of the Securities) payment of principal of and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03, provided that no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity of a Security, as the case may be.

Section 10.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13 Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Fixed-Term Subordinated Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Securities of such series. Notwithstanding anything to the contrary contained in the terms of the Securities, any redemption under the Securities shall be subject to the non-viability write-down provisions and the subordination provisions, each as provided herein.

Section 11.02 Optional Redemption. Unless otherwise specified as contemplated by Section 2.03 with respect to any series of Securities, a series of Securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole but not in part, on the interest rate reset date occurring on or after the fifth year anniversary of the issuance of such series of Securities or on the interest rate reset dates occurring on each five-year anniversary thereafter, each specified pursuant to Section 2.03 relating to such series, upon not less than 25 days nor more than 60 days prior notice to the Securityholders and to the Trustee (unless a shorter or longer notice period is specified in the terms of a particular series of Securities pursuant to Section 2.03) and to the Trustee, at a redemption price equal to 100% of the principal amount of the Securities (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any).

Section 11.03 Optional Redemption Due to Changes in Tax Treatment. A series of Securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole but not in part, at any time, upon notice thereof given by the Company in accordance with Section 11.05, at a redemption price equal to 100% of the principal amount of the relevant series of Securities on the date fixed for redemption (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any), if the Company determines prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the final offering document for the relevant series of Securities, (i) the Company is, or on the next interest payment date would be, required to pay any Additional Amounts in respect of Japanese Taxes, or (ii) any interest on the Securities ceases to be treated as being a deductible expense for the purpose of the Company’s corporate tax, and, in each case of (i) or (ii) above, such event cannot be avoided by measures reasonably available to the Company; provided that, in the case of (i) above, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts if a payment in respect of the relevant series of Securities were then due.

Prior to making any notice of redemption of the Securities pursuant to this Section 11.03, the Company will deliver to the Trustee a certificate signed by a Responsible Officer of the Company stating that the conditions precedent to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant Securityholders.

Section 11.04 Optional Redemption due to Changes in Regulatory Treatment. Unless otherwise established in accordance with Section 2.03, the Securities of any series may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, upon notice thereof given by the Company in accordance with Section 11.05, at a redemption price equal to 100% of the principal amount of the Securities on the date fixed for redemption (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any), if the Company determines after consultation with the FSA that there is more than an insubstantial risk that the Securities may not be included in the Company’s Tier 2 Capital under the applicable standards set forth in the Applicable Banking Regulations (other than for the reason that the amount of the Securities exceeds any limitations under such applicable standard with respect to the amount of the Securities that qualifies as Tier 2 Capital).

Prior to making any notice of redemption of the Securities pursuant to this Section 11.04, the Company will deliver to the Trustee a certificate signed by a Responsible Officer of the Company stating that the conditions precedent to such redemption have been fulfilled. The Trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant Securityholders.

Section 11.05 Notice of Redemption. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption (or as set forth in Section 11.02) to such Holders of Securities of such series at their last addresses as they shall appear upon the Register and to the Trustee or otherwise given in the manner applicable to the Securities of each series. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount and CUSIP or ISIN number (if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of the Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, (i) if a Non-Viability Event occurs prior to the applicable redemption date, in which case the Securities will be subject to a Non-Viability Write-Down, as provided in Article 13 or (ii) if a Subordination Event occurs prior to the applicable redemption date, in which case the Securities will be subject to the subordination provisions, as provided in Article 12. If a redemption notice is rescinded for any of the reasons described in the previous sentence, the Company will endeavor to promptly deliver written notice to the Securityholders and the Trustee, specifying the occurrence of the Non-Viability Event.

On or before the redemption date specified in the notice of redemption given as provided in this Section (and in any event no later than 10:00 a.m., New York City time, on the due date for payment), the Company will deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts. If less than all the Outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 30 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all of the Securities of a series are to be redeemed, the Securities for redemption will be selected as follows: (i) if the Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Securities are then traded or if the Securities are held through the clearing systems, in compliance with the requirements of the applicable clearing systems; or (ii) if the Securities are not listed on any securities exchange, on a pro rata pass through distribution of principal basis, by lot or by such other method as the Trustee deems fair and appropriate, unless otherwise required by law.

Section 11.06 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company fails in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Section 5.05 and Section 9.03, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Fixed-Term Subordinated Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.07 and Section 3.01 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.07 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by a Responsible Officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 11.08 Repurchase of Securities. The Company or any subsidiary of the Company may at any time subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), purchase any or all of the Securities in the open market or otherwise at any price in accordance with any applicable law and regulation. Upon such repurchase, the Paying Agent shall, in accordance with Section 2.10, cancel any Securities so purchased that are surrendered to it. Subject to applicable law, neither the Company nor any subsidiary of the Company shall have any obligation to offer to purchase any Securities held by any Holder as a result of its purchase or offer to purchase Securities held by any other Holder in the open market or otherwise. The provisions of this Section are subject to Section 2.03.

ARTICLE 12

SUBORDINATION OF SECURITIES

Section 12.01 Agreement to Subordinate. The Company covenants and agrees, and each Holder of any Security issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, by its acquisition of such Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner set forth herein, subject to any modifications or additional terms set forth in any applicable supplemental indenture, be subordinated and subject in right to the prior payment in full of all Senior Indebtedness.

Section 12.02 Subordination of the Securities. Securities issued pursuant to this Fixed-Term Subordinated Indenture shall constitute direct, unconditional, subordinated and unsecured obligations of the Company and will at all times rank pari passu without any preference among themselves, and equally in right of payment with all of the existing and future unsecured, unconditional and fixed-term subordinated debt of the Company, and senior to all of the existing and future unsecured, conditional and perpetual subordinated debt of the Company (including the existing and future perpetual subordinated debt of the Company) and all classes of shares (including preferred shares (if any)) of the Company. Notwithstanding such ranking of the Securities, upon the occurrence of a Non-Viability Event, the Securities issued pursuant to this Fixed-Term Subordinated Indenture will become subject to a Non-Viability Write-Down as provided in Article 13.

For the avoidance of doubt, if a competent court in Japan shall have commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law, the claims of the Holders of the Securities shall rank junior to the claims of all statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Bankruptcy Law, in distribution in such bankruptcy proceedings.

If a Subordination Event has occurred, and so long as any such Subordination Event shall continue (and in the case of a Civil Rehabilitation Event, so long as neither a Summary Rehabilitation Order nor a Consent Rehabilitation Order shall have been issued), any amounts (other than any amounts which shall have become due and payable before such Subordination Event shall have occurred and remain unpaid) due under the Securities, including any amount due under the Company’s indemnification obligation as provided in Section 4.13 will become payable only upon one of the following conditions being fulfilled:

(i)	in the case of a Bankruptcy Event, the total amount of any and all Senior Indebtedness which is listed on the final distribution list of the Company submitted to the court in such bankruptcy proceedings shall have been assured to be paid in full out of the amounts available for distribution in such bankruptcy proceedings (including by way of distributions by deposit of funds in escrow with the competent authority);

(ii)	in the case of a Corporate Reorganization Event, the total amount of any and all Senior Indebtedness which is listed on the corporate reorganization plan of the Company at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed;

(iii)	in the case of a Civil Rehabilitation Event, the total amount of any and all Senior Indebtedness which is listed on the civil rehabilitation plan of the Company at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed; or

(iv)	in the case of a Foreign Event, conditions equivalent to those set out in (i), (ii) or (iii) above have been fulfilled; provided, however, that notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the Securities shall become payable in accordance with the conditions for payment set forth in this Fixed-Term Subordinated Indenture and not subject to such impermissible condition but subject to any condition imposed during such proceedings.

Notwithstanding that the Securities are stated to rank equally with certain unsecured, unconditional and fixed-term subordinated debt of the Company and ahead of certain unsecured, conditional and perpetual subordinated debt and all classes of shares (including preferred shares, if any) of the Company as described above, upon the occurrence of a Non-Viability Write-Down, the Securities will become subject to a Non-Viability Write-Down as provided in Article 13.

Section 12.03 Reimbursement of Excess Payment and Limited Right of Set-off. Any Holder of Securities by its acceptance of such Securities shall thereby agree that (i) if any payment of principal or interest in respect of the Security is made to such Holder after the occurrence of a Subordination Event and the amount of such payment exceeds the amount, if any, that should have been paid to such Holder upon the proper application of the subordination provisions of such series of Securities, the payment of such excess amount shall be deemed null and void and such Holder or the Trustee or Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and (ii) upon the occurrence of a Subordination Event and for so long as such Subordination Event shall continue, any liabilities of the Company to such Holder which would otherwise become so payable on or after the date on which such Subordination Event occurs shall not be set off against any liabilities of such Holder owed to the Company unless, until and only in such amount as the liabilities of the Company under the Securities become payable pursuant to the proper application of the subordination provisions of Securities under Article 12.

Section 12.04 No Amendment. No amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness of the Company shall be made to the provisions of Section 12.01, Section 12.02 or Section 12.03 in any respect. In no event shall any such amendment or modification be effective against any such creditor.

Section 12.05 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Fixed-Term Subordinated Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay or cause to be paid to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon breach under this Fixed-Term Subordinated Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 12.06 Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 12.07 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Fixed-Term Subordinated Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 12.08 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment when due to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Fixed-Term Subordinated Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a Holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section  5.01, shall be entitled in all respects to assume that no such facts exist.

Section 12.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company pursuant to the Bankruptcy Law, the Corporate Reorganization Act, the Civil Rehabilitation Law, the Company Law or any applicable law of any jurisdiction other than Japan, the Trustee, subject to the provisions of Section 5.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the administrator, trustee in bankruptcy, receiver, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 12.10 Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 12.11 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Fixed-Term Subordinated Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 4.03 and Section 5.06.

Section 12.12 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.11 shall not apply to the Company or any of its affiliates if the Company or such affiliate acts as a Paying Agent.

Section 12.13 Moneys Subordinated. Upon the occurrence of a Subordination Event, payments from money held under Section 5.05 by the Paying Agent for the payment (subject to the claims of, or payments to, the Trustee or any Agent under or pursuant to this Fixed-Term Subordinated Indenture) of principal of and interest on the Securities (and Additional Amounts, if any) shall be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article and the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company, as applicable.

ARTICLE 13

NON-VIABILITY WRITE-DOWN

Section 13.01 Agreement to Write-Down and Cancellation. Each Holder of any Security, by its acquisition of such Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that, to the extent and in the manner set forth herein:

(a)	upon the occurrence of a Non-Viability Event and a Non-Viability Write-Down of the Securities, such holder shall be deemed to have irrevocably waived its right to claim or receive, and not to have any rights against the Company with respect to, and cannot instruct the Trustee to enforce, payment of principal of or interest on the Securities (including Additional Amounts with respect thereto and any other amount due under the Company’s indemnification obligation as provided in Section 4.13, if any) (except for any payments of principal or interest or any other amount that have become due and payable prior to the occurrence of such Non-Viability Event and remain unpaid) and shall be bound by the provisions in this Article 13;

(b)	upon the occurrence of a Non-Viability Event or a Subordination Event after the issuance of a redemption notice, (1) such redemption notice shall be automatically rescinded, (2) no redemption amount shall become due and payable, (3) in case of the occurrence of a Non-Viability Event, the Securities shall become subject to a Non-Viability Write-Down, and (4) in case of the occurrence of a Subordination Event, the Securities shall become subject to the subordination provisions of Article 12;

(c)	no such Non-Viability Write-Down, cancellation or rescission in accordance with the terms of the Fixed-Term Subordinated Indenture shall constitute a default or breach in payment or otherwise under the terms of the Securities; and

(d)	such holder shall authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds the Securities, the Trustee and the Registrar to take any and all necessary action, if required, to implement a Non-Viability Write-Down of the Securities without any further action or direction on the part of such Holder.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company.

“Write-Down Date” means the date that shall be determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten Business Days following the date of the Write-Down and Cancellation Notice.

Section 13.02 Suspension and Write-Down and Cancellation. Notwithstanding anything to the contrary contained in the terms of the Securities, upon the occurrence of a Non-Viability Event, no principal of, interest on or other amount under the Securities (including Additional Amounts with respect thereto and any other amount due under the Company’s indemnification obligation as provided in Section 4.13, if any) (other than with respect to principal, interest, any Additional Amounts and any other amount due under Section 4.13 that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and the Company’s obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest, any Additional Amounts and any amount due under the Company’s indemnification obligation as provided in Section 4.13 that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date.

On the Write-Down Date:

(i)

the full principal amount of or interest on or any other amount in respect of the Securities (including Additional Amounts with respect thereto and any other amount due under the Company’s indemnification obligation as provided in Section 4.13, if any) will be permanently written down to zero, the Company shall be discharged and released from any and all of its obligations to pay the full principal amount of, interest on and any other amount under the Securities (including Additional Amounts with respect thereto, if any), and the Securities will be cancelled, in each case other than principal amount, interest, any Additional Amounts and any other amount due under Section 4.13 that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid;

(ii)	the Company’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the Securities and (B) any Additional Amount and any amount due under the Company’s indemnification obligation as provided in Section 4.13, in each case, if and only to the extent that such interest, principal, Additional Amounts or other amount, as applicable, has become due and payable to the Holders of such Securities prior to the occurrence of the Non-Viability Event and remain unpaid; and

(iii)	the Holders of the Securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company with respect to, and cannot instruct the Trustee to enforce, payment of principal of or interest on or any other amount under the Securities (including Additional Amounts with respect thereto and any amount due under the Company’s indemnification obligation as provided in Section 4.13, if any), except as described in (ii) above.

The events described in (i) through (iii) above are referred to as a “Non-Viability Write-Down.”

Section 13.03 Suspension of Settlement through DTC. The Company and each Holder of a Security acknowledge and agree that, following the receipt of a Write-Down and Cancellation Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the Securities through DTC for the duration of the Suspension Period. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Non-Viability Write-Down on its systems, the Non-Viability Write-Down shall take place on the relevant Write-Down Date.

Section 13.04 Reimbursement of Payment and No Right of Set-off. Each Holder of Securities by acceptance of such Securities shall thereby agree that (i) if any payment on such Security is made to such Holder with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be deemed null and void and such Holder or the Trustee or Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment and (ii) any liabilities of the Company to such Holder in respect of the Securities which was subject to the Non-Viability Write-Down as provided in Article 13 shall not be set off against any liabilities of such Holder owed to the Company.

Section 13.05 Limitation of Rights upon a Non-Viability Event. Notwithstanding anything to the contrary set forth in this Fixed-Term Subordinated Indenture or any Security, upon the occurrence of a Non-Viability Event, (a) no Holder shall have any rights whatsoever under this Fixed-Term Subordinated Indenture or the Security to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by a Holder in such instruction or related to such instruction, any instruction previously given to the Trustee by such Holder shall cease automatically and shall be deemed null and void and of no further effect, (c) no Holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Security and each Holder of a Security will, by virtue of its holding of such Security, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no Holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving the Company or have any ability to initiate or participate in any such proceedings or do so through a representative; provided that nothing in this Section 13.05 will limit a Holder’s rights with respect to payments of principal of or interest on a Security (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid.

Section 13.06 Notice of Write-Down. (a) The Company shall endeavor, as soon as practicable after the occurrence of the Non-Viability Event, to deliver a written notice to Holders and to the Trustee and the Agents (a “Write-Down and Cancellation Notice”) confirming the occurrence of such Non-Viability Event and the Write-Down Date.

(b) Any failure or delay by the Company to deliver a Write-Down and Cancellation Notice pursuant to this Section 13.06 will not change or delay the effect of the occurrence of a Non-Viability Event on the Non-Viability Write-Down taking place on the Write-Down Date under the relevant Security, nor give Holders of Securities any rights as a result of such failure or delay.

Section 13.07 Additional Provisions Relating to a Write-Down and Cancellation. (a) To the extent that the Securities are held in the form of Certificated Securities, the Trustee, Register and paying agent, as applicable, shall provide cooperation in good faith to facilitate the procedures and terms set forth in this Fixed-Term Subordinated Indenture in connection with any Non-Viability Write-Down, including ceasing to register any attempted transfer of any Securities and reflecting the Non-Viability Write-Down on the Register as of the Write-Down Date. By its acquisition of the Securities, each Holder shall be deemed to have authorized, directed and requested the Trustee, Registrar, paying agent and any other intermediary through which it holds such Securities to take any and all necessary action, if required, to effectuate the Non-Viability Write-Down as of the Write-Down Date. All authority conferred or agreed to be conferred by each Holder pursuant to this Section 13.07, including the consents given by such Holder, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder.

(b) Upon the occurrence of a Non-Viability Event and delivery of the related Write-Down and Cancellation Notice by the Company to the Trustee, any and all moneys deposited with the Trustee (and held by it or any Paying Agent) for the payment of any amounts under the Securities that have not become due and payable prior to the date of such Non-Viability Event shall be returned promptly to the Company. For the avoidance of doubt, a Non-Viability Event and the resulting Non-Viability Write-Down are not Acceleration Events under this Fixed-Term Subordinated Indenture.

Section 13.08 Responsibilities of Trustee. Notwithstanding anything to the contrary that may be set out in this Fixed-Term Subordinated Indenture or any other document relating to the Securities:

(a) as long as such Securities are held in global form, neither the Trustee nor any Agent, shall, in any circumstances, be responsible or liable to the Company, the Holders or any other person for any act, omission or default by DTC with respect to the implementation of any Non-Viability Write-Down by any of them in respect of such Securities; and

(b) except as otherwise required under Section 4.11, the Trustee shall not be under any duty to determine, monitor or report whether a Non-Viability Event or a Bankruptcy Event has occurred or circumstances exist which may lead to the occurrence of a Non-Viability Event or a Bankruptcy Event and will not be responsible or liable to the holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee receives the Write-Down and Cancellation Notice and is expressly notified in writing, it shall be entitled to assume that no such event or circumstance has occurred or exists;

(c) each Holder shall be deemed to have authorized, directed and requested the Trustee and the Agents, as the case may be, to take any and all necessary action to give effect to any Write-Down and Cancellation following the occurrence of any Non-Viability Event or a Bankruptcy Event without any further action or direction on the part of the holders; and

(d) the Trustee shall not be under any duty to determine, calculate or verify any amount payable to holders under this Fixed-Term Subordinated Indenture (including any write-down amounts) and with regards to the Securities and the Trustee will not be responsible to the holders or any other person for any loss or liability arising from any failure by it to do so.

IN WITNESS WHEREOF, the parties hereto have caused this Fixed-Term Subordinated Indenture to be duly executed as of the date first written above.

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

ANNEX A

[FORM OF FIXED-TERM SUBORDINATED DEBT SECURITY]

INTEREST PAYMENTS ON THIS SECURITY WILL GENERALLY BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE COMPANY AS DESCRIBED IN ARTICLE 6, PARAGRAPH 4 OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED; THE “SPECIAL TAXATION MEASURES ACT”) (A “SPECIALLY-RELATED PERSON OF THE COMPANY”), (II) A JAPANESE DESIGNATED FINANCIAL INSTITUTION DESCRIBED IN ARTICLE 6, PARAGRAPH 11 OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, A JAPANESE FINANCIAL INSTITUTION OR A JAPANESE FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION NOT DESCRIBED IN THE PRECEDING PARAGRAPH, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE COMPANY WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A CURRENT RATE OF 15.315% (15% ON OR AFTER JANUARY 1, 2038) OF THE AMOUNT OF SUCH INTEREST.

BY ITS ACQUISITION OF THE SECURITIES, EACH HOLDER ACKNOWLEDGES, ACCEPTS, CONSENTS AND AGREES, NOTWITHSTANDING ANY OTHER TERMS OF THIS SECURITY, THE INDENTURE OR ANY OTHER AGREEMENTS BETWEEN THE COMPANY AND ANY HOLDER, TO BE BOUND BY THE PRINCIPAL WRITE-DOWN PROVISIONS SET FORTH HEREIN AND IN THE INDENTURE.

ANNEX A-1

[CUSIP Number]: [ ]
[ISIN Code]: [ ]
[Common Code]: [ ]

No. [    ]

$[            ]

MITSUBISHI UFJ FINANCIAL GROUP, INC.

GLOBAL SECURITY

FIXED-TERM SUBORDINATED NOTES DUE [            ]

Mitsubishi UFJ Financial Group, Inc., a corporation (kabushiki kaisha) established under the laws of Japan (the “Company”), for value received, hereby promises to pay to [Cede & Co.], or registered assigns, on [            ], 20[    ] the principal sum set forth above or such other amount as is written down in accordance with the provisions set forth in the reverse of this Security and the Fixed-Term Subordinated Indenture, dated [            ], 20[    ] (the “Indenture”) and as may be shown on the Register on [            ], 20[    ] in United States Dollars at the Company’s office or agency for said purpose in the Borough of Manhattan, The City of New York (or at such other office or agency as the Company shall have appointed for such purpose), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, [quarterly/semi-annually] [in arrears] on [insert interest payment dates] of each year, at [insert interest rate] (computed on the basis of[insert day count convention]), on said principal sum in like coin or currency at said office or agency from [            ] or [            ], as the case may be, next preceding the date of this Security to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from [            ], [    ] until payment of said principal sum has been made or duly provided for. [Insert description of any adjustments to interest payment dates]

Notwithstanding the foregoing, if the date of this Security is after [5:00 p.m.], New York City time, on the day [five] Business Days immediately preceding the following [            ] or [            ], as the case may be, this Security shall bear interest from such [            ] or [            ]; provided, however, that if the Company does not pay interest due on such [            ] or [            ] (in either case, as such date is extended by the period of grace set forth in the Indenture), then this Security shall bear interest from the next preceding [            ] or [            ] to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on this Security, from [            ]. The interest so payable on any [            ] or [            ] will be paid to the person in whose name this Security is registered at [5:00 p.m.], New York City time, on the day [five] Business Days immediately preceding such [            ] or [            ] (each, a “record date”); provided that, unless this Security is a Global Security, interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered Holder entitled thereto at his or her last address as it appears on the Register. As used herein, “Business Day” means a day which is not a day on which banking institutions in [New York and Tokyo] are authorized by law or regulation to close.

This Security is being deposited with DTC acting as depositary, and registered in the name of [Cede & Co.], a nominee of DTC. [Cede & Co.], as Holder of record of this Security, shall be entitled to receive payments of principal and interest, other than principal and interest due upon redemption. Payment of interest on this Security will be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the registered Holder with a bank in New York City.

ANNEX A-2

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

ANNEX A-3

IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed.

Dated:

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

ANNEX A-4

Certificate of Authentication

This is one of the Global Securities described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON as Trustee

By:
Name:
Title:

ANNEX A-5

REVERSE OF SECURITY

1.	General

(a) This Security is one of a duly authorized issue of debt securities of the Company, issued or to be issued pursuant to the Indenture, duly executed and delivered by the Company to The Bank of New York Mellon, as Trustee (herein called the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Terms used herein not otherwise defined shall have the meaning ascribed to such term in the Indenture.

(b) The Securities will constitute direct, unconditional, subordinated and unsecured obligations of the Company and will at all times rank pari passu without any preference among themselves, and equally in right of payment with all of the existing and future unsecured, unconditional and fixed-term subordinated debt of the Company, and senior to all of the existing and future unsecured, conditional and perpetual subordinated debt of the Company and all classes of shares (including preferred shares, if any) of the Company; provided, however, that the Securities will be subject to a Non-Viability Write-Down upon the occurrence of a Non-Viability Event, as provided in Article 13 of the Indenture.

(c) Certain provisions herein are summaries of, and subject to, the detailed provisions of the Indenture.

2.	Calculation and Notification of Interest

[Insert description of calculation and notification of interest, if any]

3.	Subordination

The rights of the Holders of the Securities will be subordinated in right of payment to all Senior Indebtedness (as defined below) upon the occurrence of a Subordination Event (as defined below). If a Subordination Event has occurred, and so long as any such Subordination Event shall continue (and in the case of a Civil Rehabilitation Event (as defined below), so long as neither a Summary Rehabilitation Order (as defined below) nor a Consent Rehabilitation Order (as defined below) shall have been issued), any amounts (other than any amounts which shall have become due and payable before such Subordination Event shall have occurred and remain unpaid) due under the Securities, including any amount due under the Company’s indemnification obligations as provided in Section 4.13 of the Indenture, will become payable only upon one of the following conditions being fulfilled:

(a)	in the case of a Bankruptcy Event (as defined below), the total amount of any and all Senior Indebtedness which is listed on the final distribution list of the Company submitted to the court in such bankruptcy proceedings shall have been assured to be paid in full out of the amounts available for distribution in such bankruptcy proceedings (including by way of distributions by deposit of funds in escrow with the competent authority);

(b)	in the case of a Corporate Reorganization Event (as defined below), the total amount of any and all Senior Indebtedness which is listed on the corporate reorganization plan of the Company at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed;

(c)	in the case of a Civil Rehabilitation Event, the total amount of any and all Senior Indebtedness which is listed on the civil rehabilitation plan of the Company at the time when the court’s approval of such plan becomes final and conclusive shall have been paid in full in such proceedings to the extent that such liabilities shall have been fixed; or

(d)

in the case of a Foreign Event (as defined below), conditions equivalent to those set out in (i), (ii) or (iii) above have been fulfilled; provided, however, that notwithstanding any provision herein to the

ANNEX A-6

contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under this Security shall become payable in accordance with the conditions for payment set forth in the Indenture and not subject to such impermissible condition but subject to any condition imposed during such proceedings.

Notwithstanding that this Security is stated to rank equally with certain unsecured, unconditional and fixed-term subordinated debt of the Company and ahead of certain unsecured, conditional and perpetual subordinated debt and all classes of shares (including preferred shares, if any) of the Company as described above, this Security is subject to a Non-Viability Write-Down, as provided in Article 13 of the Indenture.

The Company shall make no amendment or modification to the subordination provisions contained in the Indenture that is prejudicial to any present or future creditor in respect of any Senior Indebtedness. No such amendment or modification shall in any event be effective against any such creditor.

Each Holder of this Security, by its acceptance of the same, agrees that if any payment of principal or interest in respect of the subordinated debt securities is made to such Holder after the occurrence of a Subordination Event and the amount of such payment exceeds the amount, if any, that should have been paid to such Holder upon the proper application of the subordination provisions of this Security, the payment of such excess amount is deemed null and void, and such Holder or the Trustee or Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) is obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and also agrees that, upon the occurrence of a Subordination Event and for so long as such Subordination Event continues, any liabilities of the Company to such Holder which would otherwise become so payable on or after the date on which such Subordination Event occurs will not be set off against any liabilities of such Holder owed to the Company unless, until and only in such amount as the liabilities of the Company under the Securities become payable pursuant to the proper application of the subordination provisions of this Security.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, Paragraph 1 of the Civil Rehabilitation Law (or any successor provision thereto) to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Law (or any successor provision thereto), and the resolution of a civil rehabilitation plan shall be omitted.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, Paragraph 1 of the Civil Rehabilitation Law (or any successor provision thereto) to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Law (or any successor provision thereto) shall be omitted.

“Senior Indebtedness” means all liabilities (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Law) of the Company other than (i) liabilities under the Securities (except for liabilities which have been due and payable prior to the occurrence of the Subordination Event and remain unpaid) and (ii) any liabilities of the Company which rank, or are expressed to rank, effectively either pari passu with, or junior to, the liabilities under the Securities (except for liabilities which have been due and payable prior to the occurrence of the Subordination Event and remain unpaid).

“Subordination Event” means either a Bankruptcy Event, a Corporate Reorganization Event, a Civil Rehabilitation Event or a Foreign Event;

“Bankruptcy Event” means a competent court in Japan having commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law.

ANNEX A-7

“Bankruptcy Law” means the Bankruptcy Law of Japan (Law No. 75 of 2004, as amended) or any successor legislation thereto.

“Corporate Reorganization Event” means a competent court in Japan having commenced corporate reorganization proceedings with respect to the Company pursuant to the provisions of the Corporate Reorganization Law.

“Corporate Reorganization Law” means the Corporate Reorganization Law of Japan (Law No. 154 of 2002, as amended) or any successor legislation thereto.

“Civil Rehabilitation Event” means a competent court in Japan having commenced civil rehabilitation proceedings with respect to the Company pursuant to the provisions of the Civil Rehabilitation Law.

“Civil Rehabilitation Law” means the Civil Rehabilitation Law of Japan (Law No. 225 of 1999, as amended) or any successor legislation thereto.

“Foreign Event” means the Company becoming subject to bankruptcy, corporate reorganization or civil rehabilitation proceedings or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan.

For the avoidance of doubt, if a competent court in Japan shall have commenced bankruptcy proceedings with respect to the Company pursuant to the provisions of the Bankruptcy Law, the claims of the Holders of the Securities shall rank junior to the claims of all statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as set forth in the Bankruptcy Law, in distribution in such bankruptcy proceedings.

4.	Write Down and Cancellation upon a Non-Viability Event

Notwithstanding anything to the contrary contained in the terms of this Security, upon the occurrence of a Non-Viability Event, no principal of, interest on or other amount under the Securities (including Additional Amounts with respect thereto and any other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture, if any) (other than with respect to principal, interest, any Additional Amounts and any other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) shall thereafter become due, and the Company’s obligations with respect to the payment of any such amounts and any claims therefor (other than with respect to principal, interest, any Additional Amounts and any other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid) will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date (as defined below).

On the Write-Down Date:

(a)	the full principal amount of, or interest on, or any other amount under, the Securities (including Additional Amounts with respect thereto and any other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture, if any) will be permanently written down to zero, the Company shall be discharged and released from any and all of its obligations to pay the full principal amount of, interest on and any other amount under this Security (including Additional Amounts with respect thereto, if any), and this Security will be cancelled, in each case other than principal amount, interest, any Additional Amounts and any other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid;

(b)	the Company’s obligations shall remain with respect to (i) any accrued and unpaid interest on or principal of the Securities and (ii) any Additional Amounts and any other amount due under the

ANNEX A-8

Company’s indemnification obligation as provided in Section 4.13 of the Indenture, in each case, if and only to the extent that such interest, principal, Additional Amounts or other amount, as applicable, has become due and payable to the Holders of the Securities prior to the occurrence of the Non-Viability Event and remain unpaid; and

(c)	the Holders of the Securities will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Company, with respect to, and cannot instruct the Trustee to enforce, payment of principal of, or interest on, or any other amount under, the Securities (including Additional Amounts with respect thereto and any other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture, if any), except as described in paragraph (b) above.

The events described in paragraphs (a) through (c) are referred to as a “Non-Viability Write-Down.”

Except for claims with respect to payments of principal of or interest on the Securities (including Additional Amounts with respect thereto and other amount due under the Company’s indemnification obligation as provided in Section 4.13 of the Indenture, if any) that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid, as described above, upon the occurrence of a Non-Viability Event, (a) the Holders of the Securities shall have no rights whatsoever under the Indenture or this Security to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by any Holder in such instruction or related to such instruction, any instruction previously given to the Trustee by any Holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no Holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of the Securities shall, by virtue of its holding of any Securities, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no Holder will be entitled to make any claim in any bankruptcy, insolvency, civil rehabilitation, corporate reorganization or liquidation proceedings involving the Company or have any ability to initiate or participate in any such proceedings or do so through a representative.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan confirms (nintei) that any measures (tokutei dai nigo sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to the Company.

“Write-Down Date” means the date that shall be determined by the Company after consultation with the FSA or any other relevant Japanese supervisory authority and shall be no later than ten Business Days following the date of the Write-Down and Cancellation Notice (as defined below).

The Company shall endeavor, as soon as practicable after the occurrence of a Non-Viability Event, to deliver a written notice (a “Write-Down and Cancellation Notice”) to the Holders of the Securities, the Trustee and Paying Agent in accordance with the Indenture, confirming, among other things, the occurrence of such Non-Viability Event and the Write-Down Date. Any failure or delay by the Company to provide a Write-Down and Cancellation Notice upon the occurrence of a Non-Viability Event shall not change or delay the effect of the occurrence of such Non-Viability Event on the Non-Viability Write-Down taking place on the Write-Down Date under the Securities, nor give Holders of the Securities any rights as a result of such failure or delay.

Following the receipt of a Write-Down and Cancellation Notice by DTC, DTC will suspend all clearance and settlement of the Securities through DTC. After such suspension has commenced, holders of beneficial interests in the Securities will not be able to settle the transfer of any Securities through DTC, and any sale or other transfer of the Securities that a holder may have initiated prior to such suspension that is scheduled to settle after such suspension may be rejected by, and may not be settled within, DTC. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Non-Viability Write-Down on its systems, the Non-Viability Write-Down shall take place on the relevant Write-Down Date.

ANNEX A-9

Each Holder of the Securities by its acceptance thereof shall thereby agree that if any payment is made on its Securities with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be deemed null and void and such Holder or the Trustee or Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of such payment within ten days after receiving notice of such null and void payment, and shall also thereby agree that any liabilities of the Company to such Holder in respect of the Securities which was subject to the Non-Viability Write-Down as described above shall not be set off against any liabilities of such Holder owed to the Company.

5.	Indemnification of Judgment Currency

Subject to the subordination provisions provided under Article 12 of the Indenture and the write-down provisions provided under Article 13 of the Indenture, the Company will indemnify to the full extent permitted by applicable law against any loss incurred as a result of any judgment or order being given or made for any amount due under the Indenture and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the Trustee could purchase U.S. dollars with the amount of the judgment currency (i) on the day following the date on which final unappealable judgment is entered, unless such day is not a New York Banking Day, (ii) then, to the extent permitted by applicable law, on the New York Banking Day preceding the day on which final unappealable judgment is entered. Any indemnification pursuant to the foregoing sentence shall be due and payable upon the loss calculation date set forth in the foregoing sentence. This indemnification will constitute a separate and independent obligation and will continue notwithstanding any such judgment, subject to the subordination and write-down provisions of the Securities.

6.	Additional Amounts

Subject to certain exceptions as set forth in the Indenture, all payments of principal and interest in respect of the Securities by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political sub-division of, or any authority in, or of, Japan having power to tax (“Japanese Taxes”), unless such withholding or deduction is required by law. In that event, the Company shall pay to the Holder of each Security such additional amounts (all such amounts being referred to herein as “Additional Amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such Security in the absence of such withholding or deduction, provided that, no Additional Amounts shall be payable in relation to any withholding or deduction as set forth in the Indenture.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version of such Sections), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any agreement (including any intergovernmental agreement) entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of this Security shall be deemed to include any Additional Amounts due in respect of Japanese Taxes which may be payable as set forth in this Security and the Indenture.

7.	Optional Redemption

The Securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, on

ANNEX A-10

[[                ] occurring on or after the fifth year anniversary of the issuance of the Securities or on [insert interest rate reset date] occurring on each five-year anniversary thereafter], on not less than 25 days nor more than 60 days’ prior notice to the Holders and to the Trustee, at a redemption price equal to 100% of the principal amount of the Securities then outstanding (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any).

8.	Optional Tax Redemption

The Securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of the Securities on the date fixed for redemption (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any), if the Company determines prior to giving notice of redemption that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after [            ], (i) the Company is, or on the next interest payment date would be, required to pay any Additional Amounts in respect of Japanese Taxes, or (ii) any interest on the Securities ceases to be treated as being a deductible expense for the purpose of the Company’s corporate tax, and, in each case of (i) or (ii) above, such event cannot be avoided by measures reasonably available to the Company; provided that, in the case of (i) above, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts if a payment in respect of the Securities were then due.

Prior to making any notice of redemption of the Securities pursuant to the foregoing, the Company will deliver to the Trustee a certificate signed by a Responsible Officer of the Company stating that the conditions precedent to such redemption have been fulfilled and an opinion of an independent tax counsel or tax consultant of recognized standing reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Securities.

9.	Optional Regulatory Redemption

The Securities may, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), be redeemed at the option of the Company, in whole, but not in part, at any time, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities on the date fixed for redemption (together with accrued and unpaid interest to (but excluding) the date fixed for redemption and Additional Amounts, if any), if the Company determines after consultation with the FSA that there is more than an insubstantial risk that this Security may not be included in the Company’s Tier 2 Capital under the applicable standards set forth in the Applicable Banking Regulations (other than for the reason that the amount of this Security exceeds any limitations under such applicable standard with respect to the amount of this Security that qualifies as Tier 2 Capital).

Prior to making any notice of redemption of the Securities pursuant to the foregoing, the Company will deliver to the Trustee a certificate signed by a Responsible Officer of the Company stating that the conditions precedent to such redemption have been fulfilled. The Trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Securities.

“Tier 2 Capital” means any and all items constituting Tier 2 capital (for the avoidance of doubt, which exclude then applicable regulatory adjustments) under the applicable standards set forth in the Applicable

ANNEX A-11

Banking Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations.

10.	Acceleration Event; Limited Rights of Acceleration

If an Acceleration Event occurs and is continuing, and provided that no Non-Viability Event has occurred, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the Holders of the Securities), may declare the entire principal of and interest accrued thereon to be due and payable immediately. Except as provided above, neither the Trustee nor the Holders of the Securities will have any right to accelerate any payment of principal or interest in respect of the Securities, and no other event shall constitute an event of default.

An “Acceleration Event” means the occurrence and continuation of a Subordination Event.

If a court of competent jurisdiction shall (i) rescind or terminate a bankruptcy action with respect to the Company without a distribution of assets pursuant to the Bankruptcy Law, (ii) rescind or terminate a corporate reorganization proceeding with respect to the Company without approving the corporate reorganization plan pursuant to the Corporate Reorganization Law or (iii) rescind or terminate a civil rehabilitation proceeding with respect to the Company without approving the civil rehabilitation plan, or a Summary Rehabilitation Order or Consent Rehabilitation Order is issued, pursuant to the Civil Rehabilitation Law, and in each case of (i), (ii) or (iii), any other Subordination Event has not occurred or is not continuing at the time of the relevant determination by the court, then such Acceleration Event shall have the same effect as if it had not occurred.

11.	Supplemental Indentures

The Indenture permits the Company and the Trustee, with the consent (evidenced as provided in the Indenture) of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, to enter into supplemental indentures, from time to time and at any time, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall extend the final maturity of the Security or of any installment of principal of any such Security, or reduce the principal amount thereof (other than upon the occurrence of a Non-Viability Event or a Subordination Event), or reduce the rate or extend the time of payment of interest thereon (other than upon the occurrence of a Non-Viability Event or a Subordination Event), or reduce any amount payable on redemption thereof (other than upon the occurrence of a Non-Viability Event or a Subordination Event), or change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on the Security is payable, or change the Company’s obligations to pay any Additional Amounts for any tax, assessment or governmental charge withheld or deducted, if any, or modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the Securities of any particular series pursuant to the Indenture, or remove, amend or modify the non-viability write down provisions in a manner not permitted to be accomplished without obtaining the consent of the Holders, or impair the right of any Holder to institute suit for any payment on any Security when due; or reduce the percentage of Securities of any series or class, the consent of the Holders of which is required for any such modification of the Indenture, without the consent of the Holders of each Security so affected.

12.	Denominations; Exchange; Transfer

The Securities are issuable only as registered securities without coupons in minimum principal amounts of [            ] and in integral multiples of [            ] in excess thereof.

At the office or agency of the Company referred to on the face hereof or the office of the Trustee or Registrar and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

ANNEX A-12

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company or the office of the Trustee or Registrar, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any duty, tax or governmental charge or insurance charge that may be imposed in relation thereto.

13.	Holders to Be Treated as Owners

The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof and the Indenture, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

14.	Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or herein, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, executive officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

15.	Governing Law

This Security and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX A-13